                                                                 Exhibit (a)(3)
                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                           EFFICIENT NETWORKS, INC.

                                      to

                           MEMPHIS ACQUISITION INC.

                         a wholly owned subsidiary of

                              SIEMENS CORPORATION

                    an indirect wholly owned subsidiary of

                          SIEMENS AKTIENGESELLSCHAFT

                   (Not to be used for Signature Guarantees)

   This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.001 per share ("Shares"), of Efficient Networks, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                       The Depositary for the Offer is:

                         MELLON INVESTOR SERVICES LLC

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

     By Overnight Courier:                By Mail:                      By Hand:
 Mellon Investor Services LLC   Mellon Investor Services LLC  Mellon Investor Services LLC
  Reorganization Department       Reorganization Department     Reorganization Department
         PO Box 3301                 85 Challenger Road               120 Broadway
  South Hackensack, NJ 07606           Mail Stop-Reorg                 13th Floor
                                    Ridgefield, NJ 07660           New York, NY 12071

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

    The undersigned hereby tenders to MEMPHIS ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of SIEMENS CORPORATION, a Delaware corporation and an indirect wholly owned subsidiary of SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 2, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

 Number of Shares: __________________________________________________________

 Certificate Nos. (If Available): ___________________________________________

 ____________________________________________________________________________
                           Signature(s) of Holder(s)

 Dated: ______________________________________________________________ , 2001

 ____________________________________________________________________________
                             (Please Type or Print)

 Address: ___________________________________________________________________
                                                                     Zip Code

 ____________________________________________________________________________
                      Daytime Area Code and Telephone No.

 [_]Check this box if Shares will be delivered by book-entry transfer.

 Book-Entry Transfer Facility

 Account Number: ____________________________________________________________


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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________

 ----------------------------------------------------------------------------
                             (Authorized Signature)

 Address: ___________________________________________________________________
                                                                     Zip Code

 Area Code and Tel. No.: ____________________________________________________

 Name: ______________________________________________________________________
                             (Please Type or Print)

 Title: _____________________________________________________________________

 Dated: __________________ , 2001

                Do not send Share Certificates with this Notice.
                  Share Certificates should be sent with your
                             Letter of Transmittal.



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